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                                                                    EXHIBIT 21.1

                            INDUS INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES


   NAME OF SUBSIDIARY (AND DOING BUSINESS AS)               STATE OF INCORPORATION
   ------------------------------------------               ----------------------
Indus Group North America, Inc.                             California
Indus UK, Inc.                                              California
Indus International, Ltd.                                   United Kingdom
Indus International, S.A.                                   France
Indus International Pty Ltd.                                Australia
Indus International Software Pte. Ltd.                      Singapore
Indus International Canada, Inc.                            Canada
Indus International Japan, Inc.                             Delaware
Indus APAC, Inc.                                            Delaware
Wishbone Systems, Inc.                                      New Jersey
Wishbone Systems GmbH                                       Germany